                             SUBSCRIPTION AGREEMENT



EPL TECHNOLOGIES, INC.
200 Four Falls Corporate Center, Suite 315
West Conshohocken, PA 19428


RE:      PURCHASE OF SHARES OF THE SERIES B CONVERTIBLE PREFERRED
         STOCK OF EPL TECHNOLOGIES, INC.

Ladies and Gentlemen:

1.       Subscription

         (a) This Subscription Agreement (the "Agreement") evidences the agreement of each of Lancer Partners, L.P., a New York limited partnership (the "Partnership") and Lancer Off-Shore, Inc., a company formed under the laws of the British Virgin Islands (the "Corporation" (each of the Partnership and the Company being a "Subscriber" and collectively, the "Subscribers")) to purchase shares (the "Shares") of the Series B Convertible Preferred Stock of EPL Technologies, Inc., a Colorado corporation (the "Company") at a subscription price of $4.70 per share (determined as a 20% discount from the price of $5 7/8, the closing bid price for a share of the Company's Common Stock as quoted on the National Association of Securities Dealers "bulletin board" on June 26, 1996.


         (b) Each Subscriber hereby (i) tenders this subscription (the "Subscription") and (ii) subscribes for the purchase of the Shares for the aggregate purchase price of $2,500,000 (the "Purchase Price"), of which the Partnership subscribes for Shares with an aggregate purchase price of $2,200,000 and the Corporation subscribes for Shares with an aggregate purchase price of $300,000.


         (c) The Purchase Price shall be due and payable on the Closing Date (as defined below) and shall be paid by the Company crediting the Subscribers with the capital contribution of $2,500,000 made by the Subscribers on June 28, 1996 to the Company as payment in full for the purchase of the Shares.


2.       Closing

         The closing of the sale and purchase of the Shares by the Subscriber and the crediting of the payment of the Purchase Price therefor (the "Closing") shall take place at the offices of the Company, on July 23, 1996, or at such other place and on such other date as shall be selected by the Company. The date on which the Closing is held is sometimes referred to herein as the "Closing Date."

3.       Investor Status

         Each Subscriber has read the definition of "Accredited Investor" in Rule 501 of Regulation D of the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, in the form attached hereto as Attachment A, and certifies and represents to the Company, intending that the Company rely thereon in issuing the Shares hereunder, that such Subscriber is an "Accredited Investor."

4.       Representations and Warranties

         Each Subscriber hereby jointly and severally represents and warrants to the Company, intending that the Company rely thereon in issuing the Shares, as follows:

         (a) Pending the effectiveness of the registration of the purchased Shares of the Company pursuant to the registration rights granted to the Subscriber, the Shares subscribed for by each Subscriber are being acquired for the account of the Subscriber for investment, with no intention of distributing or selling any portion thereof and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and will not be transferred by the Subscriber in violation of the Securities Act and the then applicable rules or regulations thereunder. No one other than the Subscriber has any interest in or any right to acquire the Shares.

         (b) The Subscriber's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment in the Company. The Subscriber has such knowledge and experience in the financial and business matters that it is capable of evaluating the perils and risks of an acquisition of the Shares.

         (c) The Subscriber has not received any offering material relating to the issuance and sale of the Shares; however, it has been afforded an opportunity to ask questions of and receive answers from officers and directors of the Company to evaluate the merits and risks of this investment and has received and reviewed the Company's Report on Form 10-K/A for the year ended





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
December 31, 1995 and its Report on Form 10-Q for the period ended March 31,
1996.

         (d) No representations or warranties have been made to the Subscriber by the Company, any director or officer of the Company or any agent of said persons or entities, other than as set forth in this Agreement.

         (e) The Subscriber has been advised to consult with an attorney regarding legal matters concerning the Company and its investment in the Shares.

         (f)     The Subscriber acknowledges and is aware of the following:

                 (i) No state or federal agency has made any finding or determination as the the fairness of the terms of the offering and sale of the Shares.

                (ii) Neither the Shares nor the shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares") have been registered under the Securities Act and, accordingly, must be held until they are subsequently registered under the Securities Act or unless, in the opinion of counsel of the Company, a sale or transfer may be made without registration thereunder. Until the registration of the Shares and/or the Conversion Shares is completed, the Subscriber may not be able to make any sales or transfers of the Shares or the Conversion Shares and transfers prior to registration of the Shares or the Conversion Shares will require prior approval of the officers and directors of the Company. Any certificate evidencing the Shares and the Conversion Shares will bear a legend restricting the transfer thereof consistent with the foregoing and a notation shall be made in the stock transfer records of the Company restricting the transfer of any of the Shares or the Conversion Shares in a manner inconsistent with the foregoing.

               (iii) The Company has agreed to register the Conversion Shares under the Securities Act as soon as practicable upon the request by shareholders holding not less than 51% of the Conversion Shares following the conversion of the Shares into the Conversion Shares.

         (g) The Subscriber's additional information as to its form of ownership set forth on the signature page attached hereto is an additional representation and warranty incorporated herein by reference as if fully set forth herein.





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
         The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the Closing Date and shall survive the Closing of the purchase of the Shares by the subscriber. If in any respect such representations and warranties shall not be true and accurate prior to the Closing, the Subscriber shall give immediate notice of such fact to the Company by telecopy or hand delivery, specifying which representations and warranties are not true and accurate and the reasons therefor.

5.       Indemnity

         Each Subscriber hereby agrees, jointly and severally, to indemnify the Company and its affiliates, officers, directors and employees from and against any and all loss, damage, liability, cost or expense (including without limitation reasonable attorneys' fees), which the Company or any of them may incur by reason of or in connection with any misrepresentation made by any Subscriber or the failure of any Subscriber to fulfill any covenants or agreements under this Agreement.

6.       Registration Rights

         Upon the terms and subject to the conditions of the Stock Registration Rights Agreement which has been provided to the subscriber, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 to register the Conversion Shares as soon as practicable upon the request by shareholders holding not less than 51% of the Conversion Shares following the conversion of all of the Shares into the Conversion Shares. The Company will use its best efforts to cause such registration statement to become effective.

7.       No Revocation

         The Subscriber agrees that this Agreement and any agreement of the Subscriber made hereunder is irrevocable, and that this Agreement shall survive the death, disability or dissolution of the Subscriber.

8.       Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement.


9.       Backup Withholding and Tax I.D. Number Certification

          Under penalties of perjury, the Subscriber certifies that the information provided in this section is true, correct, and complete and that

(1) The number shown on this Agreement is the Subscriber's correct Taxpayer Identification Number (or the subscriber is waiting for a number to be issued), and

(2) The Subscriber is not subject to backup withholding either because the Subscriber has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Subscriber that it is no longer subject to backup withholding.

10.      Governing Law

         This Agreement shall be governed by and constructed under the laws of the Commonwealth of Pennsylvania.

                                                  Very truly yours,

                                                  SUBSCRIBERS:

                                                  LANCER PARTNERS, L.P.


                                                  By:/s/ M. LAUER
                                                     -------------------------

                                                  Title: General Partner


                                                  Address: 237 Park Avenue
                                                           -------------------
                                                  8th Floor New York, New York
Total Purchase Price: $2,200,000                  ----------------------------
                                                                         10017
                                                                         -----


                                                  U.S, Taxpayer ID Number:


                                                  133798983
                                                  ---------------------------



                                                  LANCER OFF-SHORE, INC.


                                                  By:/s/ M. LAUER
                                                     -------------------------

                                                  Title: General Partner


                                                  Address: c/o CITCO Fund
                                                           -------------------
                                                  Services, Kaya Flamboyan 9,
Total Purchase Price: $300,000                    ----------------------------
                                                  P.O. Box 812, Curacao,
                                                  ----------------------------
                                                  Netherlands Antilles
                                                  ----------------------------



                                                  U.S, Taxpayer ID Number:


                                                  ---------------------------

ACCEPTED BY:



By:/s/ PAUL L. DEVINE
   ----------------------------
         Paul L. Devine,
         Chairman and President






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
                      SHARE REGISTRATION RIGHTS AGREEMENT



 This Share Registration Rights Agreement (the "Agreement") made and entered into as of the 23rd day of July, 1996, by and among EPL Technologies, Inc., a Colordo corporation and each of Lancer Partners, L.P., a New York limited partnership (the "Partnership") and Lancer Off-Shore, Inc., a company formed under the laws of the British Virgin Islands (the "Corporation") (each of the Partnership and the Corporation being a "Shareholder" and collectively, the "Shareholders");

                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution hereof each of the Shareholders has entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which each of the Shareholders has agreed to purchase shares of Series B Convertible Preferred Stock (the "Shares") of EPL Technologies, Inc., a Colorado corporation (the "Company"); and

         WHEREAS, the Shareholders, absent the registration of the shares of Common Stock issuable upon conversion of the Shares (the "Registrable Shares"), is precluded from selling the Registrable Shares in the United States for, under current law, at least two years from the date of issuance because neither the Shares nor the Registrable Shares have been registered under the Securities Act of 1933, as amended, (the "1933 Act"); and

         WHEREAS, the Shareholders wish to have the ability from time to time to be able to sell some or all of the Registrable Shares in order to maintain liquidity of the Shareholders' portfolio; and

         WHEREAS, in order to induce the Shareholders to enter into the Subscription Agreement and purchase the Shares, the Company is willing to effect the registration of the Registrable Shares under the 1933 Act as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1.     Registration of the Shares

                 (a) Upon the terms and subject to the conditions of this Agreement, the Company shall, at its expense, upon the written request of Shareholders representing not less than 51% of the Registrable Shares, given at any time after the conversion of the Shares into the Registrable Shares, prepare and file with the Securities and Exchange Commission in Washington, D.C. (the "Commission") in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder the following:

                          (i)     A registration statement on Form S-3 and
appropriate amendments, if any, to the registration statement necessary to cause such registration statement to become effective, to register the Registrable Shares under the 1933 Act; and

                          (ii)    Such post-effective amendments or supplements
to the registration statement or the prospectus as are either requested by the Commission or deemed necessary or appropriate by the Company.

                 (b) In the event the Company does not meet the Requirements as set forth in the General Instructions to the Commission's Form S-3 at the time of the requested filing, upon the request of the holder of the Registrable Shares, at its expense, will use its best efforts to effect the registration of the Registrable Shares on the appropriate form.

         In such event, the Company shall promptly give written notice of such proposed registration to all holders of outstanding Registrable Shares and thereupon the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the 1933 Act of the Registrable Shares.

         As used herein, "Registration Statement" and "Prospectus" shall refer to a registration statement, as amended at the time it becomes effective, and the prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the 1933 Act after the registration statement becomes effective, prepared as required by either Subsection (a) or (b) of this Section.


                 (c) Notwithstanding the foregoing, the Company reserves the right to delay such registration, or to withhold efforts to cause the registration statement to become effective for a period of up to 180 days, if the Company determines in good faith that such registration might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares covered by such registration statement that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. The __ day time period referred to above shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares was suspended.

          2.     Registration Procedures and Expenses

                 (a) If and whenever the Company is required by the provisions of the Section 1(a) to use its best efforts to effect the registration of the Registrable Shares under the 1933 Act, the Company will, as expeditiously as possible:

                          (i)     prepare and file with the Commission a
Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective during the term of this Agreement. Notwithstanding anything contained herein, the Company does not and cannot guarantee that the Registration Statement will become effective or remain effective during the entire term of this Agreement or that the shareholder will be able to resell the Registrable Shares at any price even if the Registration Statement becomes and remains effective; and

                 (b) If and whenever the Company is required by the provisions of Section 1(b) to use its best efforts to effect the registration of the Registrable Shares under the 1933 Act, the Company will, as expeditiously as possible:

                     (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a six month period from the date of effectiveness and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such Registration Statement;

                    (ii) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each seller of the securities being sold by such seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, provided, however, that the Company shall not be required to register or qualify the securities in any jurisdictions where such registration or qualification would require the Company to qualify or do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                          (iii)   use its best efforts to cause the securities
covered by such Registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate this disposition of such securities;

                          (iv)    notify each seller of any securities covered
by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter of the securities being sold by; such seller a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section that such prospective seller of the Registrable Shares shall furnish to the Company an instrument duly executed by such seller and such underwriter specifically for use in the preparation of the Registration Statement or the Prospectus containing such information regarding the seller and the securities held by such seller and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company

          3.     Permissible Sales

                 During the term of this Agreement, the Shareholders agree that neither the Shares nor the Registrable Shares may be offered or sold unless such securities are sold either in a transaction which meets the requirements of Section 4(2) under the Securities Act of 1933, as amended, or Rule 144 thereunder, or any other available exemption from the registration requirements of such Act, and the Shareholders shall not (i) solicit or arrange for the solicitation of orders to buy the Shares or the Registrable Shares in anticipation of or in connection with such transactions, or (ii) make any payment in connection with the offer or sale of the Shares or the Registrable Shares to any person other than the broker who executed the order to sell the Shares.

         4.      Covenants

                 The Company hereby covenants and agrees that it will do the following:

                 (a) will advise the Shareholders promptly, and, if requested by the Shareholders, confirm such advice in writing (i) when the Registration Statement has become effective or when any amendments thereto thereafter become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Registrable Shares for offering or sale in any jurisdiction, and (iii) make every reasonable effort to obtain the withdrawal of any stop order issued by the Commission suspending the effectiveness of the Registration Statement;

                 (b) will furnish to the Shareholders, without change, one conformed copy of the Registration Statement (without exhibits) as originally filed and of each amendment thereto;

                 (c) On the effective date of the Registration Statement and thereafter from time to time, for such period as in the opinion of counsel for a prospectus is required by law to be delivered in connection with sales by a broker or dealer, the Company will furnish to each Shareholders and its securities broker or brokers without charge as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request; and

                 (d) During the term of this Agreement the Company shall make all filings required by the Securities Exchange Act of 1934, as amended (the "1934 Act") on a timely basis, and each such filing shall, when made, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading.

          5.     Covenants of the Shareholders

                 Each of the Shareholders covenants and agrees that it will do the following in connection with any sale pursuant to the Registration
Statement:

                 (a) The Shareholder will take all reasonable actions in cooperation with the Company to cause the Registration

Statement to become effective at the earliest possible time, including, without limitation, compiling and providing such information and documentation as requested by the Company or its counsel;

                 (b) The Shareholder shall not accomplish the sale of the Shares or the Registrable Shares under the Registration Statement except to or through one or more securities brokers or dealers who shall be a National Association of Securities Dealers, Inc. or an American Stock Exchange, Inc. (the "AMEX") member firm in good standing;

                 (c) Prior to giving a qualified broker or dealer an order to sell some or all of the Shares or the Registrable Shares, the Shareholder shall provide such broker or dealer with a copy of the Prospectus unless, with respect to transactions effected on the AMEX, a copy thereof has been previously delivered to the AMEX.

                 (d) The Shareholder will not sell, contract to sell, cause or in any way permit to be sold, or otherwise dispose of any Shares or Registrable Shares during the term of this Agreement, except as permitted under
Section 3 hereof; provided, however, that the Shareholder may make bona fide gifts or bequests of Shares or Registrable Shares to donees or beneficiaries who agree to be bound by the provisions of this Section 5(d) or transfers pursuant to court decree;

                 (e) Neither the Shareholders nor any of their respective Affiliated Purchasers (as defined in Rule 10b-6(c) (6) under the 1934 Act) shall bid for or purchase for any account in which it has a beneficial interest in shares of Common Stock of the Company (the "Common Stock") or any right to purchase Common Stock or attempt to induce any person to purchase shares of Common Stock or any right to purchase Common Stock during any period of time in which the Shareholders is offering to sell or has in place an order to sell some or all of its respective portion of the Registrable Shares and during either of the following periods, whichever is applicable: two (2) business days immediately preceding such period of time, or such greater period as may be required under Rule 10b-6 of the 1934 Act unless in a transaction permitted by Rule 10b-6 (a) (4) of the 1934 Act;

                 (f) The Shareholder shall not exercise any standardized call options on the Common Stock during any period of time in which the Shareholder is offering or selling or has in place an order to sell some or all of the Shares or the Registrable Shares and during the five (5) business days immediately preceding such period of time;

                 (g) The Shareholder will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Registrable Shares and, except as disclosed in writing to the Company prior to the date hereof, and it has not effected any sales of securities of the Company which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-X of the 1933 Act;

                 (h) At any time during the term of this Agreement, if there is any material change in the Registration statement or the Prospectus (as then amended or supplemented) relating to the Shareholders, the Shareholder will immediately notify the Company of such change;

                 (i) The Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares or the Registrable Shares other than the Prospectus or materials permitted by the 1933 Act;

                 (j) The Shareholder will not pay or offer or agree to pay, directly or indirectly, to any person any compensation for soliciting another to purchase any security of the Company on any national stock exchange, or for purchasing any security of the Company on any national stock exchange for any account except as may be permitted by Rule 10b-2 of the 1934 Act; and

                 (k) The Shareholder will not sell, offer to sell or induce an offer to buy any security of the Company, or deliver such security after sale, if; in connection with the sale of the Registrable Shares of, the Shareholder has paid, or has offered or agreed to pay, directly or indirectly, to any person, any compensation for soliciting another to purchase any security of the Company on any such exchange, except as may be permitted by Rule 10b-2 of the 1934 Act.

          6.     Indemnification

                 (a) The Company agrees to indemnify and hold harmless each Shareholder from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and reasonable attorney's fees) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the indemnification contained in this Subsection 6(a) shall not apply in any respect to any information relating to the Shareholders furnished to by the Shareholders expressly for inclusion in the Registration Statement, the Prospectus, or any amendment or supplement thereto, including, but not limited to, information so supplied by the Shareholders in response to Items 7 and 8 of Form S-3; or (ii) the breach or alleged breach by the Company of its covenants and agreements set forth in
Section 4 herein.

                 (b) If any action or claim shall be brought against the Shareholders in respect of which indemnity may be sought against the Company in accordance with Section 6(a), the Shareholders shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The stockholder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the stockholder unless (i) has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) include both the Shareholders and the Company and the Shareholder shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case, if the Shareholders notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the Shareholders, it being understood, however, that the Company shall not, in connection with any such action or separate but substantially related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the persons named as Selling Shareholders in the Registration Statement, which firm shall be designated in writing by the Shareholders. The Shareholders shall not be liable for any settlement of any such action effected without the written consent of stockholder, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Shareholders from and against any loss, liability, damage or expense by reason of such settlement or judgment.

                 (c) Each Shareholder agrees, to indemnify and hold harmless the other persons named as selling Shareholders in the Registration statement ("Claiming Shareholders") and the Company and its officers of directors (and each person, if any, who





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
controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act) from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and reasonable attorney's fees) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to the Shareholders or the plan of distribution furnished to the Company by the Shareholders expressly for inclusion in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (ii) the breach or alleged breach by the Shareholders of its covenants and agreements set forth in Section 5 herein. If any action or claim shall be brought or asserted against a Claiming Shareholder in respect of which indemnity may be sought against the Shareholders, the Claiming Shareholders shall have the rights and duties given to the Shareholders under Section 6(b) herein, and the Shareholders shall have the rights and duties given to the Company under Section 6(b) herein. If any action or claim shall be brought or asserted against the Company or its officers or directors (or any such controlling person) in respect of which indemnity may be sought against the Shareholders, the Company and its officers or directors (and such controlling persons) shall have the rights and duties given to the Shareholders under Section 6(b) herein, and the Shareholders shall have the rights and duties given to the Company under Section 6(b) herein.

          7.     Miscellaneous


                 (a) Unless earlier terminated, this Agreement shall remain in effect until the earlier of July 31, 1999 at 12:01 am. or the date upon which all of the Registrable Shares have been sold by the Shareholders under the Registration Statement; provided, however, that the indemnification provisions contained or the date upon which all of the Registrable Shares have been sold by the Shareholders under the Registration Statement in Section 6 hereof shall survive the termination of this Agreement.


                 (b)      This Agreement (other than the provisions of Section
6) shall terminate upon the agreement in writing of the Company and the Shareholders to a termination of this Agreement.

                 (c) If any provision of this Agreement shall be held or deemed to be or shall, in part, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all





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
cases because of conflict with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have effect of rendering the provision in question inoperative or unenforceable in any other case or circumstances, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Agreement contained or in any agreement supplemental hereto shall not affect the remaining portions of this Agreement nor of said supplement agreement nor any part hereof or thereof, and in the event that one or more of the phrases, sentences, clauses or paragraphs contained herein or therein should be invalid this Agreement or such supplemental agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs had not been inserted.

                 (d) Whenever in this Agreement one of the parties hereto is named or referred to, the successors and assigns of such party shall be included, and all covenants and agreements contained in this Agreement by or on behalf of any of the parties, shall bind and inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                 (e) Neither this Agreement nor any provisions hereof may be changed, amended, modified, waived or discharged orally, but only as permitted by this Agreement and by an instrument in writing signed by the party against which enforcement of the change, amendment, modification, waiver or discharge is sought.

                 (f) This Agreement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall constitute but one and the same instrument, and each of such counterparts shall for all purposes be deemed an original.

                 (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized Chief Executive Officer, and the shareholders have affixed their signatures hereto all as of the day and year first above written.


                                           By:/s/ PAUL L. DEVINE
                                              --------------------------
                                                    Paul L. Devine,
                                                    Chairman and President


                                           Shareholders

                                           By:
                                               ------------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                  ---------------------------




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